CURRENT REPORT FOR ISSUERS SUBJECT TO THE

1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

June 17, 2015

Date of Report

(Date of Earliest Event Reported)

DYNARESOURCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30371	94-1589426
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

222 W. Las Colinas Blvd., Suite 744 East Tower, Irving, Texas 75039

(Address of principal executive offices (zip code))

(972) 868-9066

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02 Unregistered Sales of Equity Securities.

On June 17, 2015, DynaResource, Inc. (the “Company”) completed a private placement offering to one accredited investor of 1,000,000 shares of Common Stock, for aggregate consideration of $2,500,000.00. The investor in this private placement offering also received 1,000,000 Common Stock purchase warrants (“Warrants”) contemplating the purchase of an additional 1,000,000 shares of Common Stock, at an exercise price of $2.50 per share. The Warrants expire at December 31, 2017.

The sale of the securities identified above was made pursuant to a privately negotiated transaction that did not involve a public offering of securities and, accordingly, the Company believes that the transaction was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof. The investor represented that he either (A) is an “accredited investor,” (B) has such knowledge and experience in financial and business matters that the investor is capable of evaluating the merits and risks of acquiring the shares of the Company’s Common Stock, or (C) has appointed an appropriate person to act as the investor’s purchaser representative in connection with evaluating the merits and risks of acquiring the shares of the Company’s Common Stock. All of the foregoing securities are deemed restricted securities for purposes of the Securities Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1 *	Company Press Release entitled “DynaResource, Inc. Closes $2.5M USD Direct Private Placement” (dated June 22, 2015)

_______________

* Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNARESOURCE, INC.
(Registrant)

By: /s/ K.W. Diepholz
Name: K.W. Diepholz
Title: Chairman and CEO

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EXHIBIT INDEX

Exhibit Number	Description
99.1 *	Company Press Release entitled “DynaResource, Inc. Closes $2.5M USD Direct Private Placement” (dated June 22, 2015)

_______________

* Filed herewith

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